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                                                                   EXHIBIT 10.15
                                                                  EXECUTION COPY

NEITHER THIS NOTE NOR THE EQUITY SECURITIES FOR WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NONE OF SUCH SECURITIES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$5,000,000                                                   Date: June 27, 2005


FOR VALUE RECEIVED, the undersigned Castle Brands Inc., a Delaware corporation (the "COMPANY"), promises to pay to the order of Mellon HBV SPV LLC ("HOLDER") the principal amount of Five Million US DOLLARS (US $5,000,000) (the "PRINCIPAL AMOUNT"), together, with interest on the unpaid balance of the Principal Amount, on the Maturity Date, and subject to the following provisions.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. DEFINITIONS.

         The capitalized terms in this Note shall have the meanings ascribed to such terms in the Convertible Note Purchase Agreement unless otherwise defined herein:

         "40% CONVERSION" has the meaning set forth in Section 7.2(i) below;

         "ADDITIONAL STOCK" means any Equity Securities of the Company issued by the Company after the applicable Closing Date but prior to the second anniversary of the applicable Closing Date other than (i) the Notes (as defined in the Convertible Note Purchase Agreement) and the Conversion Shares; (ii) Common Stock issued or issuable as a dividend or distribution on or upon conversion of the Preferred Stock of the Company; (iii) Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on Common Stock, (iv) any Common Stock issued or issuable (including pursuant to options or warrants) to financial institutions in connection with commercial credit arrangements approved by the Board of Directors of the Company, (v) any Common Stock issued or issuable to employees, officers, or directors of the Company or their respective immediate family members pursuant to currently outstanding or newly created options or warrants that are approved by the Board of Directors of the Company or a committee thereof, (vi) Common Stock issued upon conversion of the Company's 5% Convertible Subordinated Notes due on or about the third anniversary of the Series C Closing Date as defined in the Restated Charter in the aggregate principal amount of E1,374,750, (vii) shares or interests issued or issuable pursuant to any rights or agreements, options, warrants or
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convertible securities outstanding as of the date of this Note or the issuance of any of the warrants listed on Section 5.3(a) of the Schedule of Exceptions to the Convertible Note Purchase Agreement or the issuance of any shares of Common Stock upon exercise thereof, (viii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors of the Company, (ix) any Equity Securities issued in connection with any recapitalization or similar event by the Company, (x) any Equity Securities that are issued by the Company pursuant to an IPO, and (xi) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements provided that the issuance of shares therein has been approved by the Board of Directors of the Company;

         "CERTIFICATE OF DESIGNATIONS" has the meaning set forth in Section 7.2 below;

         "CONVERSION NOTICE" has the meaning set forth in Section 7.3 below;

         "CONVERSION PRICE" means a price equal to, in the case of conversion of this Note into Conversion Shares, $8.00 per share; provided, however, that (i) in the event that the Company issues or is deemed to issue Additional Stock at a per share purchase price of less than the then in effect Conversion Price, the Conversion Price shall be subject to the following adjustment upon the issuance of any Additional Stock: the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issuance ("OUTSTANDING COMMON") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock, and (ii) the Conversion Price shall be proportionately adjusted in the case of any stock dividend, stock split, split-up or other distribution on Common Stock; for purposes of clarity, "Outstanding Common" shall include all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock or other convertible instruments of the Company or issuable upon exercise of options, warrants or other rights to acquire Common Stock;

         "CONVERSION SHARES" means Common Stock to which Holder shall be entitled under the terms of this Note;

         "CONVERTIBLE NOTE PURCHASE AGREEMENT" means that certain Amended and Restated Convertible Note Purchase Agreement dated as of August 16, 2005, by and among the Company and the Purchasers, and/or their affiliates and assigns, set forth on Exhibit A thereto;

         "DEFAULT RATE" shall have the meaning set forth in Section 6.1 below;


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         "DISCOUNTED CONVERSION PRICE" has the meaning set forth in Section
7.2(i) below;

         "EQUITY SECURITIES" means (i) any share or interest in the Company,
(ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any share or interest (including any option to purchase such convertible security) in the Company, (iii) any security carrying any warrant or right to subscribe to purchase any share, interest or other security in the Company or (iv) any such warrant or right;

         "FINAL CONVERSION" has the meaning set forth in Section 7.2 below;

         "HOLDER" has the meaning set forth in the introductory paragraph to this Note;

         "INTEREST RATE" means the rate of 6% calculated on the basis of a 360 day year based on the number of days elapsed including the first day, but excluding the day on which such calculation is being made; provided that in the absence of an Event of Default and in the event the Company does not complete an IPO by June 30, 2006, the Interest Rate applicable to this Note will increase by 100 basis points as of June 30, 2006; provided further that upon the occurrence of an Event of Default, the Interest Rate will increase to the Default Rate;

         "INTEREST NOTE RATE" means the rate of 7.5% calculated on the basis of a 360 day year based on the number of days actually elapsed including the first day but excluding the day on which such calculation is being made; provided that in the absence of an Event of Default and in the event the Company does not complete an IPO by June 30, 2006, the Interest Note Rate will increase by 100 basis points as of June 30, 2006; provided further that upon the occurrence of an Event of Default, the Interest Note Rate will increase to the Default Rate;

         "MATURITY DATE" means March 1, 2010 or such earlier date as this Note shall become due and payable in accordance with Section 2.4 or Section 6 below;

         "NOTE" means this Convertible Promissory Note due March 1, 2010;

         "PRINCIPAL AMOUNT" has the meaning set forth in the introductory paragraph to this Note; and

         "SERIES C PREFERRED CONVERSION" has the meaning set forth in Section
7.2 below.

         2.       TIME OF PAYMENT.

                  2.1      PAYMENT AT MATURITY DATE.

                  The Principal Amount together with all accrued but unpaid interest shall be due and payable on the Maturity Date, in accordance with the terms of this Note. If the payment of the Principal Amount and interest on this Note becomes due on a day


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which is not a Business Day, such payment shall be made on the next succeeding
Business Day, and any such extension of time shall be included in computing interest in connection with such payment.

                  2.2      INTEREST PAYMENT.

                  Interest shall accrue on the Principal Amount at the Interest Rate. Interest accrued but unpaid on the Principal Amount as of the end of each quarter of each calendar year that this Note remains outstanding shall be payable within 30 days after the end of each calendar quarter in accordance with the terms of this Note; provided that for the period beginning on the date of this Note and terminating two years from the date of this Note, at the Company's election, the Company may pay interest on this Note by issuing Interest Notes on the same terms as the Initial Note except that interest payable on any Interest Note (i) shall accrue at the Interest Note Rate and (ii) may not be paid in kind.

                  2.3      NO PREPAYMENT.

                  Except as set forth in this Note, the Company may not prepay the Principal Amount and/or the accrued but unpaid interest or any part thereof without the prior written consent of the Super Majority Interest.

                  2.4      MATURITY DATE ACCELERATION.

                  In the event that any of the holders of Series A Preferred, Series B Preferred or Series C Preferred have the right to require the Company to redeem any of their shares of preferred stock, at least forty-five (45) days before the date the Company is required to redeem such stock, the Company shall provide written notice to each Holder describing the number of shares of stock the Company is required to redeem, the redemption price, the date of redemption (the "REDEMPTION DATE") and any other material terms and conditions relating to such redemption. Within fifteen (15) days after receipt of such written notice, holders of at least a majority in interest of the principal amount outstanding on the Notes may notify the Company in writing of their election to accelerate the Maturity Date to the date ten (10) Business Days prior to the Redemption Date. Upon the written election to accelerate the Maturity Date in accordance with the preceding sentence, the Company agrees that it shall pay the then outstanding Principal Amount, all accrued but unpaid interest and other amounts due under this Note prior to the payment of any amount to redeem the Company's preferred stock.

         3. APPLICATION OF PAYMENTS.

         All payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest on this Note then due and payable hereunder, and then to the Principal Amount of this Note then outstanding.


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         4. CURRENCY.

         All payments of Principal Amount or of interest on this Note shall be made in US dollars at the address of Holder indicated on the signature page hereof, or such other place as Holder shall designate in writing to Company.

         5. EVENTS OF DEFAULT.

         The occurrence of any of the following shall constitute an Event of Default under this Note: (a) The Company's failure to pay the outstanding Principal Amount and accrued interest on this Note on the Maturity Date; (b) the Company's failure to pay any fees related to this Note when due and any such failure to pay shall remain unremedied for five (5) Business Days or (c) an Event of Default under, and as defined in, the Convertible Note Purchase Agreement.

         6.       REMEDIES.

                  6.1      REMEDY UPON AN EVENT OF DEFAULT.

                  Upon the occurrence of an Event of Default, (i) this Note shall become due and payable upon the demand of the Super Majority Interest, and upon such demand shall thereafter become automatically due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company, and (ii) the Interest Rate shall increase by 400 basis points above the then applicable Interest Rate (the "DEFAULT RATE").

         7.       CONVERSION.

         Subject to the provisions hereof, this Note, unless otherwise provided hereinafter, will be converted into shares of Conversion Shares at any time, and from time to time, in whole, as follows:

                  7.1      VOLUNTARY CONVERSION.

                  Any Note may be converted into Conversion Shares, at any time or from time to time, at the option of the holder of such Note. The number of shares of Conversion Shares into which such Note may be converted shall be determined by dividing the principal amount of such Note then outstanding by the Conversion Price, as adjusted and then in effect.

                  7.2      AUTOMATIC CONVERSION.

                  (i) Forty percent (40%) of the principal under the Notes shall be converted automatically into Conversion Shares at a 12.5% discount to the then applicable Conversion Price (the "DISCOUNTED CONVERSION PRICE") upon the completion of a Qualified IPO (the "40% CONVERSION"); and


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                  (ii) The remaining principal under the Notes shall be
converted automatically into Conversion Shares at the then applicable Conversion Price (the "FINAL CONVERSION") on the first date that is both (A) after the third anniversary of the date of the Initial Closing and (B) the 30th consecutive trading day on a nationally recognized securities exchange or dealer quotation system from and after the consummation of an IPO by the Company on which the closing price of the Company's Common Stock is no less than $20.00 per share (subject to proportionate adjustments for dividends, stock splits, split-ups or other distributions on Common Stock).

                  Notwithstanding anything to the contrary in this Note, if (i) the 40% Conversion constitutes an issuance of "Additional Common Stock" under the Company's Certificate of Designations of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock , as amended from time to time, (the "CERTIFICATE OF DESIGNATIONS") requiring an adjustment to the Conversion Price (as defined in the Certificate of Designations) applicable to the Company's Series C Preferred Stock, and (ii) such adjustment to the Series C Preferred Stock Conversion Price has not been waived by the requisite majority of holders of Series C Preferred Stock, then, upon conversion of Series C Preferred Stock into Common Stock (the "SERIES C PREFERRED CONVERSION"), the Conversion Price applicable to the outstanding principal under this Note that was not subject to the 40% Conversion shall be adjusted pursuant to the formula set forth in the definition of Conversion Price in this Note as if the Common Stock being issued upon the 40% Conversion were issued immediately prior to the Series C Preferred Conversion as shares of Additional Stock at the Discounted Conversion Price.

                  Upon the Final Conversion, this Note, without any further action of the parties, shall cease to be a payment obligation and shall represent only the right to represent the Conversion Shares.

                  7.3      CONVERSION; SURRENDER OF NOTE.

                  Any voluntary conversion of this Note shall be by presentation and surrender of this Note to the Company at the principal office of the Company, accompanied by a written notice of conversion (the "CONVERSION NOTICE"). The Conversion Notice shall become effective when received by the Company.

                  7.4      CONVERSION CLOSING.

                  Upon presentation and surrender of this Note and the Conversion Notice, the Company shall promptly conduct a Closing to effect the issuance of the Conversion Shares to Holder. At such Closing, the Company shall deliver to Holder validly executed share certificates representing such Conversion Shares.

                  7.5      DEEMED STOCKHOLDER.

                  Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, but will have the rights of a debt holder set forth in the


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Convertible Note Purchase Agreement and/or this Note. Upon receipt by the
Company of the Conversion Notice, Holder shall be deemed to be holder of the shares issuable upon such conversion notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to Holder. The Company shall pay all taxes and other charges that may be payable in connection with the issuance of the shares and the preparation and delivery of stock certificates pursuant to this Section 7 in the name of Holder, but shall not pay any taxes payable by Holder by virtue of the holding, issuance, exercise or sale of this Note or the shares by Holder.

                  7.6      NO FRACTIONAL SHARES.

                  No fractional Conversion Shares shall be issued in connection with the conversion of this Note, and the number of shares issued shall be rounded to the nearest whole number (with one-half being rounded downward) and the amount of principal constituting such fraction shall be paid in cash.

         8.       WAIVER.

         The Company waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind.

         9.       NO WAIVER.

         The acceptance by Holder of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of Holder, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party as originally provided herein.

         10.      SENIOR SUBORDINATED NOTE.

         This Note and the principal and interest payable hereunder shall be wholly subordinate in right of payment to all obligations of the Company under the senior secured notes issued pursuant to that certain Trust Indenture Agreement dated as of June 1, 2004, between the Company and JPMorgan Chase Bank, and joined by MHW, Ltd., as collateral agent, and other senior debt subsequently incurred, subject to the limitations on Company indebtedness set forth in
Section 10.5 of the Convertible Note Purchase Agreement.

         11.      CUMULATIVE REMEDIES.

         The rights, remedies and recourses of Holder, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Holder.


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         12.      GOVERNING LAW.

         This Note shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to the rules respecting conflicts of law.

         13.      SEVERABILITY.

         If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other Person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.      INTERPRETATION.

         The headings in this Note are included only for convenience and shall not affect the meaning or interpretation of this Note. The words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular part of this Note.

         15.      NOTICES.

         All notices, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission), to Holder at its address set forth below, or to the Company at its principal executive office (or at such other address for a party as shall be specified by like notice).

         16.      EXCHANGE OR LOSS OF NOTE.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company will execute and deliver a new Note of like tenor and date.

         17.      SPECIFIC PERFORMANCE.

         Without limiting the foregoing or any remedies available to the parties, the parties will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any person subject to this Note.

         18.      TRANSFER AND ASSIGNMENT.

         This Note and the rights conferred hereby shall be transferable by Holder to eligible financial institutions, subject, in whole or in part, to the limitations set forth in


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the Convertible Note Purchase Agreement with the written consent of the Company, which consent shall not be unreasonably withheld or delayed. If this Note should be transferred in part only, the Company shall, upon surrender of this Note for cancellation, execute and deliver new Notes evidencing, separately, the rights and obligations of Holder and the rights and obligations of the transferee to payment and conversion of their respective portions of the principal and interest hereunder into Conversion Shares.

         19.      ENFORCEABILITY.

         This Note shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

         20.      AMENDMENTS AND WAIVERS.

         Any term of this Note may be amended or waived only with the written consent of the Company and the holders of a majority in interest of the principal amount of the Notes outstanding under the Convertible Note Purchase Agreement; provided however that if the amendment or waiver will materially adversely affect any holder(s) of the Notes, then such amendment or waiver will require the consent of the Company and the Super Majority Interest. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each Holder and each transferee of this Note, the Conversion Shares, each future holder of all such Conversion Shares, and the Company.

         21.      LIMITATION ON INTEREST.

         Nothing contained in this Note shall be deemed to require the payment of interest or other charges by the Company or any other Person in excess of the amount which Holder may lawfully charge under the applicable usury laws. In the event that Holder shall collect moneys which are deemed to constitute interest which would increase the effective Interest Rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be credited against the Principal Amount then outstanding and the excess shall be returned to the Company.

                  [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Convertible Promissory Note as of the date first written above.


CASTLE BRANDS INC.                          ACKNOWLEDGED AND AGREED TO BY:

                                            MELLON HBV SPV LLC


By: /s/ Mark Andrews                        By: /s/ James P. Jenkins
    --------------------------                  --------------------------
    Mark Andrews, Chairman &                    James P. Jenkins
     CEO

Castle Brands Inc.
29th Floor
570 Lexington Avenue
New York, NY  10022


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